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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported):  January 31, 2003

MAGNETEK, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE (State Or Other Jurisdiction Of Incorporation)	1-10233 (Commission File Number)	95-3917584 (IRS Employer Identification No.)
10900 WILSHIRE BOULEVARD SUITE 850 LOS ANGELES, CALIFORNIA 90024 (Address Of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (310) 208-1980

Item 5.    Other Events and Regulation FD Disclosure

Magnetek, Inc. issued a press release on January 31, 2003, announcing results for the second quarter and the first half of fiscal year 2003 ended December 31, 2002. A copy of this press release is attached in its entirety as Exhibit 99.1.

The attached press release includes non-GAAP measures which Magnetek, Inc. believes to be relevant due to the non-cash nature of the impairment charge reflected in the release. The press release also contains a reconciliation to GAAP.

Item 7.    Financial Statements and Exhibits

        (c)    Exhibits

                99.1    Press Release dated January 31, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2003
	By	/s/ DAVID REILAND David Reiland Vice President and Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES